As filed with the Securities and Exchange Commission on July 31, 2001.
File No. 333- __________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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FIRST CHARTER CORPORATION
(Exact Name of Registrant as Specified in its Charter)

                       NORTH CAROLINA                                       56-1355866
                (State or Other Jurisdiction of                                  (I.R.S. Employer
                Incorporation or Organization)                            Identification Number)

10200 DAVID TAYLOR DRIVE
CHARLOTTE, NORTH CAROLINA 28262-2373
(Address, including zip code, of Principal Executive Offices)

FIRST CHARTER CORPORATION
RETIREMENT SAVINGS PLAN
(Full Title of the Plan)

LAWRENCE M. KIMBROUGH
PRESIDENT AND CHIEF EXECUTIVE OFFICER
FIRST CHARTER CORPORATION
10200 DAVID TAYLOR DRIVE
CHARLOTTE, NORTH CAROLINA 28262-2373
(704) 688-4300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

COPY TO:

RICHARD W. VIOLA, ESQ.
SMITH HELMS MULLISS & MOORE, L.L.P.
201 NORTH TRYON STREET
CHARLOTTE, NORTH CAROLINA 28202
TELEPHONE: (704) 343-2149

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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, no par value	1,000,000 shares	$17.98	$17,980,000	$4,495.00

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The price is estimated in accordance with Rule 457(h) and (c) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low prices of First Charter Corporation's common stock as reported on the Nasdaq National Market on July 25, 2001.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents that from time to time contain the information specified by Part I of this registration statement (the "Registration Statement") of First Charter Corporation (the "Registrant" or the "Company") will be sent or given to eligible employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act") and will be kept on file at the offices of the Company in accordance with Rule 428(a)(2). Such documents, together with the documents incorporated by reference in Item 3 of Part II hereof, constitute the Section 10(a) prospectus of the Company. Upon written or oral request, the Company will provide to eligible employees, without charge, a copy of such documents and any other documents required to be delivered pursuant to Rule 428(b). Requests for the above mentioned information should be directed to Anne C. Forrest, Corporate Secretary, at First Charter Corporation, 10200 David Taylor Drive, Charlotte, North Carolina 28262-2373; telephone number (704) 688-4300.

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PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     (2)  The First Charter Corporation Retirement Savings Plan (the "Plan") Annual Report on Form 11-K for the fiscal year ended December 31, 2000;

     (3)  The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     (4)  The Registrant's Current Reports on Form 8-K dated January 16, 2001, April 17, 2001 and July 10, 2001;

     (5)  The description of Common Stock contained in the Registrant's Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all amendments or reports filed for the purpose of updating such description.

All other documents subsequently filed by the Company or the Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

             Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

             Not applicable.

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ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     In accordance with the provisions of the North Carolina Business Corporation Act (the "NCBCA"), the Registrant's Amended and Restated Articles of Incorporation (the "Registrant's Articles") and the Registrant's Bylaws provide that, in addition to the indemnification of directors and officers otherwise provided by the NCBCA, the Registrant shall, under certain circumstances, indemnify its directors, executive officers and certain other designated officers against any and all liability and expenses, including reasonable attorneys' fees, in any proceeding (including, without limitation, a proceeding brought by or on behalf of the Registrant itself) arising out of their status or activities as directors and officers, except for liability or litigation expense incurred on account of activities of such person which at the time taken were known or believed by such person to be clearly in conflict with the best interests of the Registrant. The Registrant's Bylaws further provide that the Registrant shall also indemnify such person for reasonable costs, expenses and attorneys' fees incurred in connection with the enforcement of the rights to indemnification granted in the Bylaws, if it is determined in accordance with the procedures set forth in the Bylaws that such person is entitled to indemnification thereunder. Pursuant to the Bylaws and as authorized by statute, the Registrant maintains insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the Bylaws or otherwise. In addition, the Registrant's Articles prevent the recovery by the Registrant or any of its shareholders of monetary damages against its directors to the fullest extent permitted by the NCBCA.

     In addition to the above-described provisions, Sections 55-8-50 through 55-8-58 of the NCBCA contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the NCBCA permits a corporation, with certain exceptions, to indemnify a current or former director against liability if (i) he conducted himself in good faith, (ii) he reasonably believed (x) in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation and (y) in all other cases his conduct was at least not opposed to the corporation's best interests and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. The above standard of conduct is determined by the Board of Directors or a committee thereof or special legal counsel or the shareholders as prescribed in Section 55-8-55.

     Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party because of his capacity as a director or officer against reasonable expenses when he is wholly successful, on the merits or otherwise, in his defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director

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or officer if the court determines that he is entitled to mandatory indemnification under Section 55-8-52, in which case the court shall also order the corporation to pay the reasonable expenses incurred to obtain court-ordered indemnification or if he is adjudged fairly and reasonably so entitled in view of all relevant circumstances under Section 55-8-54. Section 55-8-56 allows a corporation to indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent, consistent with public policy, as a director or as otherwise set forth in the corporation's articles of incorporation or bylaws or by resolution of the Board of Directors or contract.

     In addition, Section 55-8-57 permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8. EXHIBITS

          The exhibits included as part of this Registration Statement are as follows:

           Exhibit Number                                  Description

                5.1                    Opinion of Smith Helms Mulliss & Moore, L.L.P.

 The Registrant hereby undertakes that it will submit, or has submitted, the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made, or will make, all changes required by the IRS in order to qualify the Plan.
      23.1                 Consent of Smith Helms Mulliss & Moore, L.L.P.
                              (included in Exhibit 5.1)

      23.2                 Consent of KPMG LLP

      23.3                 Consent of KPMG LLP

      24.1                 Power of Attorney (included on the signature page
                              contained in Part II hereof)

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ITEM 9. UNDERTAKINGS

            (a)    The undersigned Registrant hereby undertakes:

                    (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.            (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.                                                                           6
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     (b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Articles, Bylaws or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

The Registrant

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on July 31, 2001.

FIRST CHARTER CORPORATION

By: /s/ LAWRENCE M. KIMBROUGH
Lawrence M. Kimbrough
President and Chief Executive Officer

POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below and on the following page constitutes and appoints each of Lawrence M. Kimbrough and Robert O. Bratton as his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that any said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.

            SIGNATURE                                     CAPACITY                           DATE

/s/ LAWRENCE M. KIMBROUGH
Lawrence M. Kimbrough                                President, Chief Executive          July 31, 2001
                                                                      Officer and Director
                                                                      (Principal Executive Officer)
/s/ ROBERT O. BRATTON
Robert O. Bratton                                           Executive Vice President,            July 31, 2001
                                                                      Chief Operating Officer
                                                                      and Chief Financial Officer
                                                                      (Principal Financial and
                                                                       Accounting Officer)

/s/ HAROLD D. ALEXANDER                      Director                                      July 31, 2001
Harold D. Alexander

/s/ WILLIAM R. BLACK, M.D.                      Director                                     July 31, 2001
William R. Black, M.D.

/s/ JAMES E. BURT, III                                   Director                                     July 31, 2001
James E. Burt, III

/s/ MICHAEL R. COLTRANE                        Director                                      July 31, 2001
Michael R. Coltrane

/s/ J. ROY DAVIS, JR.                                    Director                                      July 31, 2001
J. Roy Davis, Jr.

/s/ JOHN J. GODBOLD, JR.                           Director                                      July 31, 2001
John J. Godbold, Jr.

/s/ CHARLES F. HARRY, III.                          Director                                     July 31, 2001
Charles F. Harry, III

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/s/ FRANK H. HAWFIELD, JR.                      Director                                     July 31, 2001
Frank H. Hawfield, Jr.

/s/ CHARLES A. JAMES                                 Director                                     July 31, 2001
Charles A. James

/s/ WALTER H. JONES, JR.                            Director                                      July 31, 2001
Walter H. Jones, Jr.

/s/ SAMUEL C. KING, JR.                              Director                                      July 31, 2001
Samuel C. King, Jr.

/s/ JERRY E. MCGEE                                       Director                                     July 31, 2001
Jerry E. McGee

/s/ HUGH H. MORRISON                               Director                                       July 31, 2001
Hugh H. Morrison

/s/ THOMAS R. REVELS                                 Director                                    July 31, 2001
Thomas R. Revels

/s/ LAWRENCE D. WARLICK, JR.                 Director                                    July 31, 2001
Lawrence D. Warlick, Jr.

/s/ WILLIAM W. WATERS                              Director                                    July 31, 2001
William W. Waters

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The Plan

       Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the First Charter Corporation Retirement Savings Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina on July 31, 2001.

                                                              THE FIRST CHARTER CORPORATION
                                                              RETIREMENT SAVINGS PLAN

                                                              By: FIRST CHARTER BANK, as Trustee

                                                              By: /s/ LAWRENCE M. KIMBROUGH
                                                                        Lawrence M. Kimbrough
                                                                        President and Chief Executive Officer

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EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-8

            Exhibit Number                             Description

                   5.1                  Opinion of Smith Helms Mulliss & Moore, L.L.P.

                 23.1                   Consent of Smith Helms Mulliss & Moore, L.L.P.
                                            (included in Exhibit 5.1)

                  23.2                   Consent of KPMG LLP

                  23.3                    Consent of KPMG LLP

                  24.1                     Power of Attorney (included on the signature
                                              page contained in Part II hereof)

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